Exhibit 10.24
C.H. ROBINSON WORLDWIDE, INC.
PERFORMANCE STOCK UNIT AWARD GRANT NOTICE (EPS)
2013 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
C.H. Robinson Worldwide, Inc. (the “Company”) hereby awards to the Participant whose name is set forth below a Performance Stock Unit (“PSU”) Award for the number of PSUs set forth below (the “Award”). It is understood and agreed that the PSUs are granted to the Participant pursuant to the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan, as amended and restated (the “Plan”), and the PSUs are subject to and limited by the provisions of the Plan, the terms and conditions herein and the attached Performance Stock Unit Award Terms and Conditions (the “Agreement”).
Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant Name:	_________________
Date of Grant:	[Date]
Target Number of PSUs:
_________________
The actual number of shares of Stock to be delivered pursuant to the Award shall range from [range] of the Target Number of PSUs based on the achievement of the [performance goal] as further described in Exhibit A attached hereto (the “Performance Goal”); provided that the Participant shall not have had a termination of Service prior to the Vesting Date, except as otherwise set forth in Section 2(b) of the Agreement.

Performance Period:	[Performance period(s)]

Vesting Date
Except as otherwise set forth in Section 2 of the Agreement, the Award vests as soon as practicable after the end of the Performance Period on the date of certification of the Performance Goal by the Committee as set forth in Exhibit A. Any PSUs that do not become earned at the end of the Performance Period will be forfeited.

Settlement Date
Except as otherwise provided in Section 2 of the Agreement, shares of the Stock shall be delivered to the Participant in settlement of the number of vested PSUs in a single lump sum distribution upon the earlier of (i) the lapse of the Participant’s non-competition provision set forth in a Management-Employee Agreement in favor of the Company after the Participant’s separation from Service, or (ii) [date], or the next available trading day if this date falls on a weekend or holiday.

Exhibit 10.24

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Performance Stock Unit Award Grant Notice, the Agreement, and the Plan. As of the Date of Grant, this Performance Stock Unit Award Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award. By accepting this Award, the Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

C.H. ROBINSON WORLDWIDE, INC.	PARTICIPANT:
By:
Title:	Name

ATTACHMENTS:	C.H. Robinson Performance Stock Unit Award Terms and Conditions, 2013 Equity Incentive Plan, as amended and restated

Exhibit 10.24
C.H. ROBINSON PERFORMANCE STOCK UNIT AWARD
TERMS AND CONDITIONS
1.GRANT OF THE AWARD. The Company hereby grants to the Participant whose name is set forth in the Performance Stock Unit Award Grant Notice (the “Grant Notice”) as of the Date of Grant set forth in the Grant Notice a number of performance stock units (“PSUs”) as specified in the Grant Notice, and the PSUs will be credited to the Participant’s account maintained by the Company. Each PSU that vests represents the right to receive one share of the Company’s Stock on the Settlement Date of the Award. Vesting of PSUs will be conditioned upon the satisfaction of the terms and conditions described in the Grant Notice and this Agreement.

2.VESTING.

a.Except as otherwise provided for in this Section, the Award will vest as provided in the Grant Notice. Vesting will cease upon termination of Service prior to the Vesting Dates set forth in the Grant Notice and upon such event, any portion of the Award which has not vested shall be forfeited.

b.Notwithstanding Section(a) above, if, the Participant terminates on or after [date] and prior to any termination of Service, the Participant has executed and continues to adhere to a Management-Employee Agreement in favor of the Company which contains a non-competition provision, then such Participant’s Award shall not be terminated and the Participant shall vest in a prorated number of the PSUs earned determined at the end of the Performance Period based on the ratio of the number of days the Participant provides service during the Performance Period to the total number of days in the Performance Period and such earned PSUs shall be settled paid as set forth in the Grant Notice.

c.Notwithstanding the foregoing, in the event the Participant embezzles or misappropriates Company funds or property, or has been determined by the Company to have failed to comply with the terms and conditions of any of the following agreements which the Participant may have executed in favor of the Company: (i) Confidentiality and Protection of Business Agreement, (ii) Management-Employee Agreement, (iii) Sales-Employee Agreement, (iv) Data Security Agreement, (v) Non-Solicitation / Non-Compete and Confidentiality Agreement and Assignment of Inventions, or (vi) any other agreement containing post-employment restrictions, then such Participant’s Award will be automatically forfeited, whether vested or unvested, and the Participant will retain no rights with respect to such PSUs.

d.In the event of a Change in Control (as defined in the Plan after giving effect to the final sentence of Section 2(f) of the Plan, the vesting of outstanding PSUs shall be accelerated to vest at Target and shares of Stock in settlement of such vested PSUs shall be delivered as soon as administratively practical, but in all events by the date that is 60 days after the date of the Change in Control.

e.In the event a Participant dies or is determined to be subject to a Disability, vesting of outstanding PSUs shall be accelerated to vest at Target and shares of Stock shall be delivered in settlement of such vested PSUs as soon as administratively practical, but in all events by the date that is 60 days after the date of the death or Disability.

Exhibit 10.24

3.NON-TRANSFERABILITY. PSUs may not be sold, exchanged, assigned, transferred, discounted, pledged or otherwise disposed of at any time prior to delivery of the settlement shares as described herein.

4.DIVIDEND EQUIVALENTS. The Participant will be entitled to receive payments on the Target Number of PSUs, whether vested or unvested, when and if dividends are declared by the Company’s Board on the Company’s Stock, in an amount of cash per Number of Target PSUs equal to the per share dividend amount payable to common stockholders of the Company. Such payments will be payable on the next regularly occurring payroll date after the corresponding dividend payment date. Such payments made before delivery of shares in settlement of PSUs will be paid through the Company’s payroll process and treated as compensation income for tax purposes and will be subject to income and payroll tax withholding by the Company.

5.WITHHOLDING OBLIGATIONS. The Company or any Affiliate will withhold sums required to satisfy the applicable federal, state, local and foreign tax laws or regulations, at the time that shares are delivered to a Participant in settlement of the Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate shall satisfy all or any portion of the Withholding Taxes relating to the Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to the Participant by the Company or an Affiliate; or (ii) withholding shares of Stock from the shares of Stock issued or otherwise issuable to the Participant in connection with the vesting of the Award a number of shares of Stock with a Fair Market Value (measured as of the date shares of Stock are issued to the Participant) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

6.AWARD NOT A SERVICE CONTRACT. The Participant acknowledges that: (i) the Company is not by the Plan, this Award or this Agreement obligated to continue the Participant as an Employee, director or consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of this Award is a one-time benefit which does not create any contractual or other right to receive any other award under the Plan, or benefits in lieu of awards or any other benefits in the future; (iv) the Participant’s participation in the Plan is voluntary and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and purchase price, if any; (vi) the value of this Award is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vii) the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

7.ADJUSTMENTS. If there shall be any change in the Company’s common stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made in the number of PSUs that are vested or unvested under the Award as contemplated by Section 12(a) of the Plan.

Exhibit 10.24
8.GOVERNING PLAN DOCUMENT. This shall be subject to shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

9.SEVERABILITY. If all or any part of the Grant Notice, the Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of the Grant Notice the Agreement or the Plan not declared to be unlawful or invalid. Any Section of the Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

10.AMENDMENT. The Committee may unilaterally amend the Agreement; provided, however, no such amendment may materially impair the rights of the Participant under this Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2) of the Plan.

11.COMPLIANCE WITH SECTION 409A OF THE CODE. It is intended that any amounts payable or benefits provided under this Agreement shall comply with Section 409A of the Code and all regulations, guidance and other interpretive authority issued thereunder (“Code Section 409A”) so as not to subject Participant to payment of any additional tax, penalty or interest imposed under Code Section 409A and any ambiguities herein shall be interpreted to so comply. Neither the Company nor any of its Affiliates, however, makes any representation regarding the tax consequences of this Award. Notwithstanding any other provision of this Agreement to the contrary, if any payment or benefit hereunder is subject to Code Section 409A, and if such payment or benefit is to be paid or provided on account of Participant’s termination date (or other separation from service or termination of employment):

a.and if Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following Participant’s separation from service; and
b.the determination as to whether Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of Code Section 409A and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.